Exhibit 10.4

FORM OF EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of [                ], is made by and among Core & Main, Inc., a Delaware corporation (“IPOco”), Core & Main Holdings, LP, a Delaware limited partnership (“Holdings”), and the holders of Partnership Interests (as defined herein) and shares of Class B Common Stock (as defined herein) from time to time parties hereto (each, a “Holder”).

WHEREAS, the parties hereto desire to provide for the exchange of Partnership Interests, together with the transfer to IPOco of a corresponding number of shares of Class B Common Stock, for shares of Class A Common Stock (as defined herein), on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Section 1.1. Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Affiliate” means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are closed.

“Cash Exchange Payment” means an amount in cash equal to the product of (x) the number of Partnership Interests exchanged, (y) the then-applicable Exchange Rate, and (z) the price to the public or the private sale price, as applicable, of the Class A Common Stock in a public offering or private sale as forth in Section 2.1 of this Agreement, as applicable, in each case net of any underwriting discounts and commissions.

“CD&R Waterworks Holdings” means CD&R Waterworks Holdings, L.P., a Delaware limited partnership.

“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of IPOco.

“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of IPOco.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Continuing Limited Partners” means CD&R Waterworks Holdings and Management Feeder.

“Continuing Limited Partners Tax Receivable Agreement” means the Tax Receivable Agreement, dated on or about the date hereof, between IPOco, the Continuing Limited Partners, Holdings and any other Person from time to time a party thereto, as such agreement may be amended or supplemented from time to time.

“Deficit Amount” has the meaning set forth in Section 2.1(h) of this Agreement.

“Election of Exchange” has the meaning set forth in Section 2.1(b) of this Agreement.

“Excess Amount” has the meaning set forth in Section 2.1(h) of this Agreement.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Date” means the date of delivery of the relevant Election of Exchange.

“Exchange Rate” means the number of shares of Class A Common Stock for which one Partnership Interest (together with the cancellation of a share of Class B Common Stock) is entitled to be Exchanged. On the date of this Agreement, the Exchange Rate shall be 1.0, subject to adjustment pursuant to Section 2.2 of this Agreement.

“First Exchange Time” means 180 days from the date hereof.

“Governmental Entity” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including any court, in each case, having jurisdiction over Holdings or any of its Subsidiaries or any of the property or other assets of Holdings or any of its Subsidiaries.

“Holder” has the meaning set forth in the preamble.

“Holdings” has the meaning set forth in the preamble.

“IPOco” has the meaning set forth in the preamble hereto.

“IPOco Charter” means the Amended and Restated Certificate of Incorporation of IPOco, as it may be amended and/or restated from time to time.

“Liquidation Adjustment” has the meaning set forth in Section 2.1(h) of this Agreement.

“Liquidation Adjustment Price” means the greater of (i) the last reported sales price of a share of the Class A Common Stock, as reported by Bloomberg, L.P., or its successor (or other mutually acceptable electronic or print publication), (ii) the average of the daily volume-weighted average price (“VWAP”) of a share of Class A Common Stock for the four-week period immediately prior to the date of delivery of the relevant Election of Exchange (the “Exchange Date”) in connection with a Voluntary Exchange and (iii) as applied with respect to an Excess Amount in connection with Section 2.1(h), such price of a share of Class A Common Stock that, in connection with an Exchange, would not result in the number of shares of Class A Common Stock to be issued to exceed the number of authorized and unissued shares of Class A Common Stock under the IPOco Charter, when taken together with (x) the outstanding shares of Class A Common Stock, (y) the shares of Class A Common Stock issuable upon Exchange of outstanding shares of Paired Interests (disregarding shares of Class A Common Stock issuable under Section 2.1(h)), and (z) the shares of Class A Common Stock issuable under the Core & Main, Inc. 2021 Omnibus Equity Incentive Plan or any other IPOco equity incentive plan; provided that in calculating such average, (a) the VWAP shall be determined by calculating the arithmetic average of the per share daily volume-weighted average price of a share of Class A Common Stock on the New York Stock Exchange or such other principal U.S. securities exchange or automated or electronic quotation system on which Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor (or other mutually acceptable electronic or print publication) for each of the full Trading Days in the four-week period immediately prior to the Exchange Date and ending on and including the last full Trading Day immediately prior to the Exchange Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock; and (b) if the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then a majority of the independent members of the board of directors of IPOco shall determine the fair market value of a share of Class A Common Stock in good faith.

“LP Agreement” means the Second Amended and Restated Agreement of Limited Partnership of Holdings, dated on or about the date hereof, as amended or amended and restated from time to time.

“Management Feeder” means Core & Main Management Feeder, LLC, a Delaware limited liability company.

“Paired Interest” means one Partnership Interest together with one share of Class B Common Stock.

“Partnership Interests” means the Partnership Interests (as such term is defined in the LP Agreement).

“Permitted Transfer” has the meaning given to such term in Section 4.1 of this Agreement.

“Permitted Transferee” has the meaning given to such term in Section 4.1 of this Agreement.

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a Governmental Entity.

“Quarter” means, unless the context requires otherwise, a fiscal quarter of IPOco.

“Quarterly Exchange Date” means the date each Quarter that is the later to occur of (i) the third Business Day after the date on which IPOco makes a public news release of its annual or quarterly earnings, as applicable, for the prior Quarter or fiscal year, as applicable, and (ii) the first day each Quarter that directors and executive officers of IPOco are permitted to trade under the applicable policies of IPOco relating to trading by directors and executive officers; provided that there shall be no Quarterly Exchange Date for any Holder (including any Permitted Transferee pursuant to Section 4.1 of this Agreement) prior to (x) the expiration or waiver of any applicable lock-up agreement, including any lock-up agreement entered into in connection with the initial public offering of IPOco, or (y) the expiration of any holding period applicable to such Holder required by law, including Rule 144 under the Securities Act, with respect to dispositions of Class A Common Stock received upon the proposed Exchange by such Holder.

“Registration Rights Agreement” means the registration rights agreement by and among IPOco and the stockholders party thereto, dated as of the date hereof, as amended from time to time.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stockholders Agreement” means the stockholders agreement by and among IPOco and the stockholders party thereto, dated as of the date hereof, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall control the management of any such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of Holdings.

“Trading Day” means a day on which the New York Stock Exchange or such other principal U.S. securities exchange on which the shares of Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day), or if the shares of Class A Common Stock are not listed or admitted to trading on such an exchange, on the automated or electronic quotation system on which the shares of Class A Common Stock are then authorized for quotation.

“Voting Securities” mean any securities which are entitled to vote generally in matters submitted for a vote of stockholders or generally in the election of the board of directors.

ARTICLE II

Section 2.1. Exchange of Partnership Interests for Class A Common Stock.

(a) Subject to Section 2.1(h) and Section 2.1(i), each Holder shall be entitled, on any Quarterly Exchange Date, upon the terms and subject to the conditions hereof, to transfer and surrender Paired Interests free and clear of all liens, encumbrances, rights of first refusal, and the like, to IPOco. In addition, subject to Section 2.1(h) and Section 2.1(i), from and after the First Exchange Time, CD&R Waterworks Holdings and its Permitted Transferees shall be entitled, at any time and from time to time, upon the terms and subject to the conditions hereof, to transfer and surrender Paired Interests free and clear of all liens, encumbrances, rights of first refusal, and the like, to IPOco. Upon such transfer and surrender, each share of Class B Common Stock transferred and surrendered shall be automatically and immediately canceled, in accordance with Section 2.3(b), and each Partnership Interest transferred and surrendered will be exchangeable for a number of shares of Class A Common Stock issued to such Holder that is equal to the product of the number of Partnership Interests transferred and surrendered by such Holder multiplied by the Exchange Rate; provided, however, that, subject to and in accordance with the General Corporation Law of the State of Delaware, in lieu of issuing such shares of Class A Common

Stock, IPOco, acting by a majority of the disinterested members of its board of directors, may elect to pay a Cash Exchange Payment calculated with respect to such surrendered Partnership Interests from the proceeds of a private sale or a public offering of Class A Common Stock, which Cash Exchange Payment shall be payable in accordance with the instructions provided in the form of Exhibit A hereto (the “Election of Exchange”) (such exchange for Class A Common Stock or a Cash Exchange Payment, as applicable, an “Exchange”). Notwithstanding anything to the contrary herein, IPOco shall not effectuate a Cash Exchange Payment pursuant to this Section 2.1 unless IPOco determines to consummate a private sale or public offering of Class A Common Stock on, or not later than five Business Days after, the relevant Exchange Date. As any such existing owner exchanges its Partnership Interests (together with the cancellation of a corresponding number of shares of Class B Common Stock), the number of Partnership Interests owned by IPOco will increase. Each such exchange of Partnership Interests for Class A Common Stock or the Cash Exchange Payment, as applicable, shall, to the extent permitted by law, be treated for U.S. federal income tax reporting purposes as a taxable exchange of the Holder’s Partnership Interests for Class A Common Stock or the Cash Exchange Payment, as applicable, and corresponding payments under the Continuing Limited Partners Tax Receivable Agreement.

(b) IPOco shall provide notice to each Holder eligible to Exchange Paired Interests on a Quarterly Exchange Date at least fourteen (14) days prior to the anticipated date of such Quarterly Exchange Date. A Holder shall exercise its right to effect an Exchange as set forth in Section 2.1(a) above by delivering to IPOco all certificates and instruments, if any, representing the Paired Interests that are being surrendered, together with a written election of exchange in respect of the Partnership Interests to be Exchanged substantially in the form of the Election of Exchange, duly executed by such Holder or such Holder’s duly authorized attorney, in each case delivered to IPOco at its address set forth in Section 4.2(a). IPOco shall provide notice to any exchanging Holder that delivers an Election of Exchange of its intention to consummate an Exchange through a Cash Exchange Payment on the first Business Date immediately following the receipt of such Election of Exchange by IPOco. Each Exchange shall be deemed to be effective immediately prior to the close of the business on the date on which the Election of Exchange is delivered to IPOco, IPOco shall cause the transfer agent and registrar to reflect the Exchange on its record, and, if IPOco does not elect a Cash Exchange Payment, the exchanging Holder shall be deemed to be a holder of Class A Common Stock from and after that time; provided, however, that if the Holder has specified that the Exchange shall be contingent upon the consummation of a purchase by another Person or effective upon a specified future date in accordance with Section 2.1(c), such Exchange shall be deemed to be effective immediately prior to the close of the business on the date on which such contingency is met or at such specified future date, as applicable, and, if IPOco does not elect a Cash Exchange Payment, the exchanging Holder shall be deemed to be a holder of Class A Common Stock from and after that time or date. As promptly as practicable following the Exchange Date, IPOco shall deliver or cause to be delivered to the exchanging Holder the number of shares of Class A Common Stock deliverable upon such Exchange, registered in the name of such Holder, or the Cash Exchange Payment, as applicable.

(c) An Election of Exchange from a Holder may specify that the Exchange is to be (x) contingent (including as to the timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of Class A Common Stock into which the Partnership Interests are exchangeable and/or (y) effective upon a specified future date.

(d) Notwithstanding anything herein to the contrary, a Holder may withdraw or amend an Election of Exchange, in whole or in part, at any time prior to the effectiveness of the Exchange by delivery of a written notice of withdrawal to IPOco and Holdings specifying (1) the number of withdrawn Paired Interests, (2) if any, the number of Paired Interests as to which the Election of Exchange remains in effect and (3) if the Holder so determines, revised timing or contingency of the Exchange or any other new or revised information permitted in the Election of Exchange.

(e) Subject to Section 2.3(c), the shares of Class A Common Stock issued upon an Exchange, other than any such shares issued in an Exchange subject to a registration statement, shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(f) If (i) any shares of Class A Common Stock may be sold pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission, (ii) all of the applicable conditions of Rule 144 under the Securities Act are met, or (iii) if a Holder otherwise requests removal of the legend, IPOco, upon the written request of the Holder thereof and, in the case of clauses (ii) and (iii), receipt of an opinion of counsel to such Holder reasonably acceptable to IPOco, shall take all necessary action promptly to remove such legend and, if the shares of Class A Common Stock are certificated, issue to such Holder new certificates evidencing such shares of Class A Common Stock without the legend and, if not certificated, shall provide any notice required by applicable law.

(g) Subject to Section 2.3 and the terms of the Registration Rights Agreement, IPOco and each exchanging Holder shall bear their own respective expenses in connection with the consummation of any Exchange by such Holder, whether or not any such Exchange is ultimately consummated; provided, however, that IPOco will pay any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, further, that, subject to Section 2.3, if any shares of Class A Common Stock are to be delivered in a name other than that of the Holder that requested the Exchange or its Permitted Transferee (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such Holder or its Permitted Transferee), then such Holder and/or the Person in whose name such shares are to be delivered shall pay to IPOco the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of IPOco that such tax has been paid or is not payable.

(h) Notwithstanding anything to the contrary in this Article II, any Cash Exchange Payment or shares of Class A Common Stock delivered to a Holder upon an Exchange shall be adjusted to the extent that section 4.1(b) of the LP Agreement would result in an adjustment to a distribution that would otherwise be made to such Holder in respect of the Partnership Interests to be Exchanged upon a liquidation of Holdings (a “Liquidation Adjustment”). To the extent that the Liquidation Adjustment would result in an increase in the liquidating distribution that would be made by Holdings to such Holder (an “Excess Amount”), the consideration to be received for the Paired Interests tendered for Exchange by such Holder shall be increased by (i) in the event of a Cash Exchange Payment, an amount of cash equal to such Excess Amount, and (ii) in the event shares of Class A Common Stock are to be delivered to a Holder, a number of shares of Class A Common Stock equal to such Excess Amount divided by the Liquidation Adjustment Price. To the extent that the Liquidation Adjustment would result in a reduction in the liquidating distribution that would be made by Holdings to such Holder (a “Deficit Amount”), the consideration to be received for the Paired Interests tendered for Exchange by such Holder shall be decreased by (x) in the event of a Cash Exchange Payment, an amount of cash equal to such Deficit Amount and (y) in the event shares of Class A Common Stock are to be delivered to a Holder, a number of shares of Class A Common Stock equal to such Deficit Amount divided by the Liquidation Adjustment Price; provided, however, that if such Holder instead elects to make a contemporaneous cash contribution to Holdings equal to such Deficit Amount, there shall be no Deficit Amount with respect to such Holder for purposes of this Section 2.1(h).

(i) Notwithstanding anything to the contrary in this Article II, a Holder shall not be entitled to effect an Exchange (and, if attempted, any such Exchange shall be, to the fullest extent permitted by applicable law, void ab initio), and IPOco shall have the right to refuse to honor any request to effect an Exchange, at any time or during any period, if IPOco shall reasonably determine that such Exchange (i) would be prohibited by any applicable law or regulation (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder); provided, however, that this Section 2.1(i) shall not limit IPOco’s or Holdings’ obligations under Section 2.3(c), (ii) would pose a material risk that Holdings would be treated as a “publicly traded partnership” under section 7704 of the Code; provided, however, that an Exchange will not be prohibited on this basis so long as Holdings satisfies the “private placements” safe harbor under Section 1.7704-1(h) of the Treasury Regulations or (iii) would not be permitted under (x) the LP Agreement, (y) other agreements with IPOco or its Subsidiaries to which such Holder may be subject or (z) any written policies of IPOco or any of its Subsidiaries related to unlawful or inappropriate trading applicable to its directors, officers or other employees to which the Holder or its directors and officers are subject. Upon such determination, IPOco shall notify the Holder requesting the Exchange of such determination, which such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been effected. For the avoidance of doubt, Management Feeder shall not be entitled to effect an Exchange (and, if attempted, any such Exchange shall be, to the fullest extent permitted by applicable law, void ab initio), and IPOco shall have the right to refuse to honor any request to effect an Exchange, if such Exchange is made on behalf of holders of Management Feeder who are subject to an applicable lock-up agreement at the time of such Exchange.

(j) Notwithstanding anything to the contrary in this Article II, for any Exchange for which IPOco would otherwise be required to deliver a fraction of a share of Class A Common Stock pursuant to the terms of this Agreement, IPOco shall deliver to such Holder a cash amount equal to the market value of such fraction in lieu of delivering a fraction of a share of Class A Common Stock.

Section 2.2. Adjustment. The Exchange Rate and/or the components of a Paired Interest shall be adjusted accordingly if there is: (i) any subdivision (by any stock or partnership interest split, stock or partnership interest distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class B Common Stock or Partnership Interests that is not accompanied by a substantially equivalent subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by a substantially equivalent subdivision or combination of the shares of Class B Common Stock and Partnership Interests. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Holder shall be entitled to receive the amount of such security, securities or other property that such exchanging Holder would have received (including as a result of any election by such Holder, if afforded to all holders of Class A Common Stock) if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Common Stock are converted or changed into another security, securities or other property, this Section 2.2 shall continue to be applicable, with respect to such other security or property. To the fullest extent permitted by applicable law, this Agreement shall apply to the Paired Interests held by the Holders and their Permitted Transferees as of the date hereof, as well as any Paired Interests hereafter acquired by a Holder and his or her or its Permitted Transferees, subject to Section 4.1. This Agreement shall apply to, and all references to “Paired Interests” shall be deemed to include, any security, securities or other property of IPOco or Holdings which may be issued in respect of, in exchange for or in substitution of shares of Class B Common Stock or Partnership Interests, as applicable, by reason of any distribution or dividend, split, reverse split, combination, reclassification, reorganization, recapitalization, merger, exchange (other than an Exchange) or other transaction.

Section 2.3. Class A Common Stock to be Issued; Class B Common Stock to be Cancelled.

(a) IPOco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as may be deliverable upon the transfer and surrender of all then-outstanding Paired Interests; provided that nothing contained herein shall be construed to preclude IPOco from satisfying its obligations in respect of an Exchange, if IPOco does not elect a Cash Exchange Payment, by delivery of shares of Class A Common Stock that are held in the treasury of IPOco or held by any of its Subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of IPOco or held by any Subsidiary thereof). IPOco covenants that all shares of Class A Common Stock issued upon an Exchange will, upon delivery in accordance with this Agreement, be validly issued, fully paid and non-assessable.

(b) When a Paired Interest has been transferred and surrendered in accordance with this Agreement, the share of Class B Common Stock corresponding to such Paired Interest shall be immediately cancelled and retired by IPOco and such shares shall not be reissued and the Partnership Interest corresponding to such Paired Interest shall be held by IPOco and be outstanding.

(c) Subject to the terms of the Registration Rights Agreement, if IPOco does not elect a Cash Exchange Payment, IPOco covenants and agrees to deliver shares of Class A Common Stock, if requested, pursuant to an effective registration statement under the Securities Act with respect to any Exchange to the extent that a registration statement is effective and available for such shares. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Holders requesting such Exchange, IPOco shall use reasonable best efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. If IPOco does not elect a Cash Exchange Payment, IPOco shall use reasonable best efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

(d) IPOco agrees that it has taken all or will take such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, IPOco of equity securities of IPOco (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of IPOco for such purposes that result from the transactions contemplated by this Agreement, by each executive officer (including the corporate controller) or director of IPOco.

ARTICLE III

Section 3.1. Representations and Warranties of IPOco and of Holdings. Each of IPOco and Holdings represents and warrants that (i) it is a corporation or limited partnership duly incorporated or formed and is existing in good standing under the laws of Delaware, (ii) it has all requisite corporate or limited partnership power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and, in the case of IPOco, to issue the Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (including without limitation, in the case of IPOco, the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate or limited partnership action on its part and (iv) this Agreement constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

Section 3.2. Representations and Warranties of the Holders. Each Holder, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Holder and (iv) this Agreement constitutes a legal, valid and binding obligation of such Holder enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

ARTICLE IV

Section 4.1. Additional Holders; Transfers. To the extent a Holder validly transfers any or all of such Holder’s Paired Interests to another Person in a transaction in accordance with, and not in contravention of, the LP Agreement, the IPOco Charter, the Stockholders Agreement, the Continuing Limited Partners Tax Receivable Agreement, the Registration Rights Agreement or any lock-up agreement applicable to such Holder or such transferee (a “Permitted Transfer”), then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become a Holder hereunder. To the extent Holdings issues Partnership Interests and IPOco issues Class B Common Stock to a Person in the future, then the holder of such Partnership Interests and Class B Common Stock shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such holder shall become a Holder hereunder. Notwithstanding anything herein to the contrary, to the extent that a Permitted Transferee becomes a Holder hereunder pursuant to this Section 4.1 as a result of a Permitted Transfer of Paired Interests to such Permitted Transferee from Management Feeder as the transferor, such Permitted Transferee shall not be entitled to Exchange Paired Interests pursuant to Section 2 hereunder for one Business Day following such Permitted Transfer.

Section 4.2. Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 4.2):

(a)	If to IPOco, to:

Core and Main, Inc.
1830 Craig Park Court
St. Louis, Missouri 63146
E-mail: X
Attention: General Counsel and Secretary

with a copy (which shall not constitute notice) to:

Debevoise and Plimpton LLP
919 Third Avenue,
New York, New York 10022
E-mail: pmrodel@debevoise.com
Attention: Paul M. Rodel, Esq.

(b)	If to Holdings, to:

Core & Main Holdings, LP
c/o Core and Main, Inc.
1830 Craig Park Court
St. Louis, Missouri 63146
E-mail: X
Attention: General Counsel and Secretary

with a copy (which shall not constitute notice) to:

Debevoise and Plimpton LLP
919 Third Avenue,
New York, New York 10022
E-mail: pmrodel@debevoise.com
Attention: Paul M. Rodel, Esq.

(c)	If to CD&R Waterworks Holdings, addressed to it at:

CD&R Waterworks Holdings, L.P.
c/o Clayton, Dubilier & Rice, LLC
375 Park Ave., 18th Floor
New York, New York 10152
E-mail: X
Attention: X

and

with a copy (which shall not constitute notice) to:

Debevoise and Plimpton LLP
919 Third Avenue,
New York, New York 10022
E-mail: pmrodel@debevoise.com
Attention: Paul M. Rodel, Esq.

(d)	If to Management Feeder, addressed to it at:

Core & Main Management Feeder, LLC
c/o Core and Main, Inc.
1830 Craig Park Court
St. Louis, Missouri 63146
E-mail: X
Attention: General Counsel and Secretary

and

with a copy (which shall not constitute notice) to:

Debevoise and Plimpton LLP
919 Third Avenue,
New York, New York 10022
E-mail: pmrodel@debevoise.com
Attention: Paul M. Rodel, Esq.

(e) If to any Holder other than the Continuing Limited Partners, to the address and other contact information set forth in the records of IPOco or Holdings from time to time.

Section 4.3. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 4.4. Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 4.5. Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.6. Amendment. The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) IPOco, (ii) Holdings, (iii) the Continuing Limited Partners and (iv) the Holders of Partnership Interests holding a majority of the then outstanding Partnership Interests (excluding all Partnership Interests held by IPOco), except that any amendment materially detrimental to any Holder shall require the written consent of such Holder.

Section 4.7. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 4.8. Submission to Jurisdiction; Waiver of Jury Trial.

(a) The parties irrevocably consent to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the state of Delaware in connection with any action relating to this Agreement and each party agrees (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of such agent, and (ii) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (i) or (ii) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. Any action against any party relating to the foregoing shall be brought in the Delaware Court of Chancery (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over any action, to the exclusive jurisdiction of the Superior Court of the State of Delaware (Complex Commercial Division) or, if the subject matter jurisdiction over the action is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware), and any appellate courts of any thereof. To the extent not prohibited by applicable law, each party hereto waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in the above-named courts, any claim that such party is not subject personally to the jurisdiction of such courts, that such party’s property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or the subject matter thereof, may not be enforced in or by such courts.

(b) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.8(b) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.8(b) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4.9. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 4.9.

Section 4.10. Tax Treatment; Tax Withholding.

(a) For U.S. federal income tax purposes only, this Agreement shall be treated as part of the LP Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder as a taxable sale of the Partnership Interests and shares of Class B Common Stock by a Holder to IPOco, and no party shall take a contrary position on any income tax return, amendment thereof or any communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and IPOco consents in writing.

(b) IPOco shall be entitled to deduct and withhold or cause to be deducted and withheld from any payment payable (or property deliverable) pursuant to this Agreement to a Holder such amounts (including Class A Common Stock with a fair market value equal to the amount of the applicable deduction or withholding, determined in accordance with the principles set forth in the definition of Liquidation Adjustment Price) as IPOco determines in good faith it is required to deduct and withhold with respect to the making of such payment (or delivery of such property) under the Code or any provision of state, local or foreign tax law; provided, however, that IPOco may, in its sole discretion, allow a Holder to pay amounts owed on an Exchange in cash in lieu of IPOco’s withholding or deducting such amounts (or property); provided, further, that prior to deducting or withholding any such amounts, IPOco shall notify the applicable Holder and shall consult in good faith with such Holder regarding the basis for such deduction or withholding. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity by IPOco, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such Holder.

Section 4.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, to the fullest extent permitted by applicable law, the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 4.12. Independent Nature of Holders’ Rights and Obligations. The obligations of each Holder hereunder are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under hereunder. The decision of each Holder to enter into to this Agreement has been made by such Holder independently of any other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

Section 4.13. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Agreement involves at least $100,000.00, and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first set forth above.

CORE & MAIN, INC.

By:
Name: Stephen O. LeClair
Title: Chief Executive Officer

CORE & MAIN HOLDINGS, LP

By:
Name: Stephen O. LeClair
Title: Chief Executive Officer

CD&R WATERWORKS HOLDINGS, L.P.

By: CD&R Waterworks Holdings GP, Ltd., its general partner

By:
Name: Rima Simson
Title: Vice President, Treasurer and Assistant Secretary

CORE & MAIN MANAGEMENT FEEDER, LLC

By:
Name: Mark R. Witkowski
Title: [Vice President]

[Signature Page to Exchange Agreement]

EXHIBIT A

[FORM OF]

ELECTION OF EXCHANGE

Core & Main, Inc.

1830 Craig Park Court

St. Louis, Missouri 63146

Attention: General Counsel and Secretary

Core & Main Holdings, LP

Core & Main, Inc.

1830 Craig Park Court

St. Louis, Missouri 63146

Attention: General Counsel and Secretary

Reference is hereby made to the Exchange Agreement, dated as of [                ] (the “Exchange Agreement”), among Core & Main, Inc., a Delaware corporation, Core & Main Holdings, LP, a Delaware limited partnership, and the holders of Paired Interests (as defined therein) from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Holder hereby transfers and surrenders to IPOco the number of Paired Interests set forth below, for purposes of (a) the cancellation of Class B Common Stock and (b) an Exchange of Partnership Interests for a Cash Exchange Payment to the account set forth below or for shares of Class A Common Stock to be issued in its name as set forth below, in accordance with the terms of the Exchange Agreement.

Legal Name of Holder:

Address:

Number of Paired Interests to be Transferred:

Conditions of Exchange (if any):

Cash Exchange Payment Instructions (if applicable):

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the shares of Class B Common Stock and Partnership Interests subject to this Election of Exchange are being transferred to IPOco free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the shares of Class B Common Stock or the Partnership Interests subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such shares of Class B Common Stock or Partnership Interests to IPOco.

The undersigned hereby irrevocably constitutes and appoints any officer of IPOco as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to IPOco the shares of Class B Common Stock and Partnership Interests subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock or the Cash Exchange Payment to be delivered in Exchange therefor. Such appointment shall be coupled with an interest.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

EXHIBIT B

[FORM OF]

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [            ] (the “Agreement”), among Core & Main, Inc., a Delaware corporation (the “IPOco”), Core & Main Holdings, LP, a Delaware limited partnership (“Holdings”), and the holders of Partnership Interests (as defined therein) from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. In the event of any conflict between this Joinder Agreement and the Agreement, the terms of this Joinder Agreement shall control.

The undersigned, having acquired shares of Class B Common Stock and Partnership Interests, hereby joins and enters into the Agreement. By signing and returning this Joinder Agreement to IPOco, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Holder contained in the Agreement, with all attendant rights, duties and obligations of a Holder thereunder and (ii) makes each of the representations and warranties of a Holder set forth in Section 3.2 of the Agreement as fully as if such representations and warranties were set forth herein. The parties to the Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Agreement by the undersigned and, upon receipt of this Joinder Agreement by IPOco and by Holdings, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

Name:

Address for Notices:	With copies to: